Exhibit 2.8

SIXTH AMENDMENT TO THE SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

REALTYMOGUL INCOME REIT, LLC

This SIXTH AMENDMENT (this “sIXTH Amendment”) TO THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF REALTYMOGUL INCOME REIT, LLC (the “Company”), as amended, effective as of the [__] day of [______], 2024, is entered into by and between RM Sponsor LLC, a California limited liability company (“RM Sponsor”), and RM Adviser, LLC (the “Manager”).

WHEREAS, the Company was formed under the Delaware Act under the name “Realty Mogul DigiREIT I, LLC,” pursuant to a certificate of formation filed with the Secretary of State of the State of Delaware on March 2, 2016, and a Limited Liability Company Agreement of the Company, dated as of March 2, 2016 (the “Original Operating Agreement”), between Realty Mogul, Co. (the “Initial Member”), as the sole member, and RM Adviser, LLC, as the manager;

WHEREAS, pursuant to the filing of an Amended and Restated Certificate of Formation of the Company with the Secretary of State of the State of Delaware on March 16, 2016 and upon the execution of Amendment No. 1 to the Original Operating Agreement, the name of the Company was changed to “MogulREIT I, LLC”;

WHEREAS, pursuant to the Assignment, Admission and Amendment Agreement, dated as of July 15, 2016, (i) the Initial Member transferred its entire limited liability company interest in the Company to RM Sponsor, (ii) RM Sponsor was admitted as a member of the Company, (iii) contemporaneously upon such admission, the Initial Member ceased to be a member of the Company, and (iv) the Company continued without dissolution;

WHEREAS, on July 15, 2016, (i) RM Sponsor and the Company entered into a Share Purchase Agreement, pursuant to which RM Sponsor purchased and was issued 250 Common Shares, and (ii) the Manager and RM Sponsor amended and restated the Original Operating Agreement in its entirety pursuant to the execution of the Amended and Restated Limited Liability Company Agreement of the Company (the “Amended Agreement”);

WHEREAS, on August 4, 2016, RM Sponsor and the Manager amended and restated the Amended Agreement in its entirety pursuant to the execution of the Second Amended and Restated Limited Liability Company Agreement of the Company (the “Second Amended Agreement”);

WHEREAS, on November 27, 2018, RM Sponsor and the Manager amended the Second Amended Agreement pursuant to the execution of the First Amendment to the Second Amended Agreement (the “First Amendment”);

WHEREAS, on October 29, 2019, RM Sponsor and the Manager further amended the Second Amended Agreement pursuant to the execution of the Second Amendment to the Second Amended Agreement (the “Second Amendment”);

WHEREAS, on June 19, 2020, RM Sponsor and the Manager further amended the Second Amended Agreement pursuant to the execution of the Third Amendment to the Second Amended Agreement (the “Third Amendment”);

WHEREAS, on December 11, 2020, RM Sponsor and the Manager further amended the Second Amended Agreement pursuant to the execution of the Fourth Amendment to the Second Amended Agreement (the “Fourth Amendment”);

WHEREAS, on February 2, 2022, RM Sponsor and the Manager further amended the Second Amended Agreement pursuant to the execution of the Fourth Amendment to the Second Amended Agreement (the “Fifth Amendment”);

WHEREAS, the Manager has determined it to be in the best interests of the Company to appoint a board of managers to manage and control the business and affairs of the Company as set forth in the charter of the board of managers dated [________], 2024;

WHEREAS, pursuant to Section 9.3 of the Second Amended Agreement, as amended, the Manager has determined it to be in the best interests of the Company and its Members to amend the Second Amended Agreement to remove all references to an independent representative;

NOW THEREFORE, RM Sponsor and the Manager hereby modify and amend the Second Amended Agreement, as amended, to remove all references to an independent representative.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Sixth Amendment effective as of the day and year first above written.

MANAGER:

RM Adviser, LLC

By:
Name:	Eric Levy
Title:	Vice President, Portfolio Manager

MEMBER:

RM Sponsor, LLC

By: Realty Mogul, co.

Its: Sole Member

By:
Name:	Jilliene Helman
Title:	Chief Executive Officer